UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2006

Sara Lee Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-3344	36-2089049
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three First National Plaza, Chicago, Illinois		60602-4260
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(312) 726-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2006, the Compensation and Employee Benefits Committee (the "Committee") of the Sara Lee Corporation ("Sara Lee") Board of Directors granted to certain of Sara Lee's executive officers long-term incentive awards under the Sara Lee Corporation 1998 Long-Term Incentive Stock Plan. One-half of the aggregate value of these awards is provided in the form of stock options and the other one-half in the form of performance-based restricted stock units (an "RSU"). The terms of each type of award are described below.

Grant of Performance-Based RSUs

On August 31, 2006, the Committee granted to certain of Sara Lee's executive officers an award of RSUs. 50% of the RSU will vest on August 31, 2009, subject to the executive officer's continued employment with Sara Lee through that date (the "Service-Based Portion"). The remaining 50% of the RSU will vest on August 31, 2009, if and to the extent certain predetermined performance targets have been achieved (the "Performance-Based Portion").

The percentage of the Performance-Based Portion that will be earned will be determined on the basis of a comparison of Sara Lee's cumulative earnings-per-share growth over a three-year performance period against that of a group of peer companies identified by the Committee. The three-year performance period consists of Sara Lee's fiscal year 2007 through and including fiscal year 2009. If Sara Lee's performance over that period is in the fourth quartile of the peer group (i.e., if it exceeds the performance only of 25% or less of the companies in peer group), none of the Performance-Based Portion of the award will be earned. If Sara Lee's performance is at the median of the performance of the companies in the peer group, 100% of the Performance-Based Portion of the award will be earned. If Sara Lee's performance is in the first quartile (i.e., if it exceeds the performance of 75% or more of the companies in the peer group), 150% of the Performance-Based Portion award will be earned. Payouts will be interpolated if performance is between the first and fourth quartiles. In each event the Service-Based Portion of the award will be earned, subject to the executive officer's continued employment with Sara Lee through the vesting date. Each earned portion of the RSU will be converted into shares of Sara Lee common stock on a one-to-one basis.

The number of shares subject to each RSU awarded to Sara Lee’s executive officers is as follows:

Brenda C. Barnes -- 200,000 shares
Diana S. Ferguson -- 25,557 shares
Christopher J. Fraleigh -- 37,583 shares
Theo de Kool -- 39,988 shares
James W. Nolan -- 37,583 shares
Adriaan Nuhn -- 40,590 shares
Roderick A. Palmore -- 33,073 shares
Wayne R. Szypulski -- 19,543 shares

Recipients will accrue dividend equivalents on their RSU. Dividend equivalents will be released at the end of the performance cycle to the same extent as the RSU is earned. That is, if 50% of the RSU is earned, 50% of the accrued dividends will be distributed. If the maximum performance level is reached and 150% of the RSU is earned, 150% of the dividend equivalents will be distributed.

The Committee has reserved the right to equitably reset the performance measures to recognize any major acquisitions or divestitures.

Grant of Stock Options

Also on August 31, 2006, the Committee granted to certain of Sara Lee's executive officers an award of stock options under the Sara Lee Corporation 1998 Long-Term Incentive Stock Plan. The stock options will vest on August 31, 2009, subject to the executive officer's continued employment with Sara Lee through that date. The exercise price of the stock options is $16.63, which is the closing price of Sara Lee common stock on the date of grant. The number of stock options awarded to Sara Lee's executive officers is as follows:

Brenda C. Barnes -- 750,000 shares
Diana S. Ferguson -- 86,894 shares
Christopher J. Fraleigh -- 127,783 shares
Theo de Kool -- 135,960 shares
James W. Nolan -- 127,783 shares
Adriaan Nuhn -- 138,006 shares
Roderick A. Palmore -- 112,449 shares
Wayne R. Szypulski -- 66,447 shares

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sara Lee Corporation

September 7, 2006	By:	Roderick A. Palmore

Name: Roderick A. Palmore
Title: Executive Vice President, General Counsel and Secretary